UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on December 13, 2015, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) terminated the employment of Charif Souki as the Chief Executive Officer and President of the Company and removed Mr. Souki from his position as the Chairman of the Board. Mr. Souki will remain a director of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2015, the Board voted to amend and restate the Bylaws of the Company, effective immediately (the “Amended and Restated Bylaws”), to adopt a proxy access bylaw, which allows eligible stockholders to include their own nominees for directors in the Company’s proxy materials along with the Board-nominated candidates, eliminate the disqualification of director nominees with third party compensation arrangements and make certain other clarifying and conforming amendments and other non-substantive changes.

The Amended and Restated Bylaws provide that a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials directors constituting up to the greater of (i) 20% of the Board or (ii) two directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated Bylaws.

Notice of a nomination pursuant to the proxy access provisions of the Amended and Restated Bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company distributed its proxy statement for the previous year’s annual meeting of stockholders.

In addition, the Amended and Restated Bylaws were amended to eliminate the disqualification of a proposed director nominee if the nominee is or will become a party to any compensatory, payment or other financial agreement, arrangement or understanding with a third party in connection with such nominee’s candidacy or service. The existence of any agreement, arrangement or understanding, however, must be disclosed in writing to the Company.

The foregoing proxy access provisions are subject to additional eligibility, procedural and disclosure requirements as set forth in the Amended and Restated Bylaws and the foregoing description is qualified in its entirety by the text of the Amended and Restated Bylaws adopted by the Board, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
d) Exhibits

Exhibit

Number	Description

3.1	Bylaws of Cheniere Energy, Inc., as amended and restated December 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 15, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

3.1	Bylaws of Cheniere Energy, Inc., as amended and restated December 9, 2015.